Exhibit 99.1

For Immediate Release

Kura Sushi USA Announces Fiscal Fourth Quarter and

Fiscal Year 2024 Financial Results

Irvine, CA. November 6, 2024 – Kura Sushi USA, Inc. (“Kura Sushi” or the “Company”) (NASDAQ: KRUS), a technology-enabled Japanese restaurant concept, today announced financial results for the fiscal fourth quarter and fiscal year ended August 31, 2024.

Fiscal Fourth Quarter 2024 Highlights

➣
Total sales were $66.0 million, compared to $54.9 million in the fourth quarter of 2023;
➣
Comparable restaurant sales decreased 3.1% for the fourth quarter of 2024 as compared to the fourth quarter of 2023;
➣
Operating loss was $5.8 million, compared to operating income of $2.2 million in the fourth quarter of 2023;
➣
Net loss was $5.2 million, or $(0.46) per diluted share, compared to net income of $2.9 million, or $0.25 per diluted share, in the fourth quarter of 2023;
➣
Adjusted net income* was $1.0 million, or $0.09 per diluted share, compared to an adjusted net income of $2.9 million or $0.25 per diluted share, in the fourth quarter of 2023;
➣
Restaurant-level operating profit* was $13.8 million, or 20.9% of sales;
➣
Adjusted EBITDA* was $5.5 million; and
➣
One new restaurant opened during the fiscal fourth quarter of 2024.

* Adjusted net income, Restaurant-level operating profit, and Adjusted EBITDA are non-GAAP measures and are defined below under “Key Financial Definitions.” Please see the reconciliation of non-GAAP measures accompanying this release. See also “Non-GAAP Financial Measures” below.

Hajime Uba, President and Chief Executive Officer of Kura Sushi, stated, “In fiscal 2024, we succeeded on our key goals of achieving over 20%-unit growth and maintaining best-in-class restaurant-level operating profit margins. I am tremendously excited for this fiscal year 2025 and what we can achieve in respect to these goals. Fiscal year 2025 is an opportunity to demonstrate the next level of Kura Sushi’s potential, and I am incredibly grateful for the excellent work by our team members who have positioned us so well for the new year.”

Review of Fiscal Fourth Quarter 2024 Financial Results

Total sales were $66.0 million compared to $54.9 million in the fourth quarter of 2023. Comparable restaurant sales decreased 3.1% for the fourth quarter of 2024 as compared to the fourth quarter of 2023.

Food and beverage costs as a percentage of sales were 28.5% compared to 29.5% in the fourth quarter of 2023. The decrease is primarily due to increase in menu prices and supply chain initiatives.

Labor and related costs as a percentage of sales were 31.1% compared to 28.8% in the fourth quarter of 2023. The increase is primarily due to sales deleverage and increases in wage rates.

Occupancy and related expenses were $4.6 million compared to $3.6 million in the fourth quarter of 2023. The increase is primarily due to fourteen new restaurants opening since the fourth quarter of 2023.

Other costs as a percentage of sales increased to 14.7% compared to 13.8% in the fourth quarter of 2023. The increase was primarily driven by utilities, delivery fees, software licenses and operating supplies.

General and administrative expenses were $13.4 million compared to $7.3 million in the fourth quarter of 2023. This increase was primarily due to litigation costs, compensation-related costs and professional fees. As a percentage of sales, general and administrative expenses increased to 20.3%, which includes $4.7 million in litigation costs, as compared to 13.2% in the fourth quarter of 2023.

Impairment of long-lived assets were $1.6 million in the fourth quarter of 2024 due to impairment charges related to the property and equipment on one underperforming restaurant location.

Operating loss was $5.8 million compared to operating income of $2.2 million in the fourth quarter of 2023.

Income tax expense was $19 thousand compared to $167 thousand in the fourth quarter of 2023.

Net loss was $5.2 million, or $(0.46) per diluted share, compared to net income of $2.9 million, or $0.25 per diluted share, in the fourth quarter of 2023.

Adjusted net income* was $1.0 million, or $0.09 per diluted share, compared to adjusted net income* of $2.9 million or $0.25 per diluted share, in the fourth quarter of 2023.

Restaurant-level operating profit* was $13.8 million, or 20.9% of sales, compared to $13.4 million, or 24.4% of sales, in the fourth quarter of 2023.

Adjusted EBITDA* was $5.5 million compared to $6.3 million in the fourth quarter of 2023.

Review of Fiscal Year 2024 Financial Results

Total sales were $237.9 million compared to $187.4 million in fiscal year 2023. Comparable restaurant sales increased 0.7% as compared to fiscal year 2023. Average unit volumes were $4.2 million and $4.3 million in fiscal year 2024 and 2023, respectively.

Operating loss was $11.5 million compared to operating income of $0.3 million in fiscal year 2023.

Income tax expense was $0.2 million for both fiscal years 2024 and 2023.

Net loss was $8.8 million, or $(0.79) per diluted share, compared to net income of $1.5 million, or $0.14 per diluted share, in fiscal year 2023.

Adjusted net loss* was $1.8 million, or $(0.16) per diluted share, compared to adjusted net income* of $1.5 million, or $0.14 per diluted share, in fiscal year 2023.

Restaurant-level operating profit* was $47.7 million, or 20.1% of sales, compared to $41.1 million or 21.9% of sales, in fiscal year 2023.

Adjusted EBITDA* was $14.6 million compared to $14.3 million in fiscal year 2023.

Restaurant Development

During the fiscal fourth quarter of 2024, the Company opened one new restaurant in Lake Grove, New York.

Subsequent to August 31, 2024, the Company opened five new restaurants in Beaverton, Oregon; Tacoma, Washington; Rockville, Maryland; Cherry Hill, New Jersey; and Bakersfield, California.

Fiscal Year 2025 Outlook

➣
Total sales between $275 million and $279 million;
➣
14 new restaurants, maintaining an annual unit growth rate above 20%, with average net capital expenditures per unit of approximately $2.5 million;
➣
General and administrative expenses as a percentage of sales to be approximately 13.5%

2 | Page

Conference Call

A conference call and webcast to discuss Kura Sushi’s financial results is scheduled for 5:00 p.m. ET today. Hosting the conference call and webcast will be Hajime “Jimmy” Uba, President and Chief Executive Officer, Jeff Uttz, Chief Financial Officer, and Benjamin Porten, SVP Investor Relations & System Development.

Interested parties may listen to the conference call via telephone by dialing 201-689-8471. A telephone replay will be available shortly after the call has concluded and can be accessed by dialing 412-317-6671; the passcode is 13748567. The webcast will be available at www.kurasushi.com under the investor relations section and will be archived on the site shortly after the call has concluded.

About Kura Sushi USA, Inc.

Kura Sushi USA, Inc. is a technology-enabled Japanese restaurant concept with 69 locations across 19 states and Washington DC. The Company offers guests a distinctive dining experience built on authentic Japanese cuisine and an engaging revolving sushi service model. Kura Sushi USA, Inc. was established in 2008 as a subsidiary of Kura Sushi, Inc., a Japan-based revolving sushi chain with over 550 restaurants and 40 years of brand history. For more information, please visit www.kurasushi.com.

Key Financial Definitions

Adjusted Net Income (Loss), a non-GAAP measure, is defined as net income (loss) before certain items, such as litigation costs and restaurant impairments, that the Company believes are not indicative of its core operating results. Adjusted net income (loss) per diluted share represents adjusted net income (loss) divided by the number of diluted shares.

EBITDA, a non-GAAP measure, is defined as net income (loss) before interest, income taxes and depreciation and amortization expenses.

Adjusted EBITDA, a non-GAAP measure, is defined as EBITDA plus stock-based compensation expense, non-cash lease expense and asset disposals, closure costs and restaurant impairments, as well as certain items, such as litigation costs, that the Company believes are not indicative of its core operating results. Adjusted EBITDA margin is defined as adjusted EBITDA divided by sales.

Restaurant-level Operating Profit (Loss), a non-GAAP measure, is defined as operating income (loss) plus depreciation and amortization expenses; stock-based compensation expense; pre-opening costs and general and administrative expenses which are considered normal, recurring, cash operating expenses and are essential to supporting the development and operations of restaurants; non-cash lease expense; and asset disposals, closure costs and restaurant impairments; less corporate-level stock-based compensation expense recognized within general and administrative expenses. Restaurant-level operating profit (loss) margin is defined as restaurant-level operating profit (loss) divided by sales.

Comparable Restaurant Sales Performance refers to the change in year-over-year sales for the comparable restaurant base. The Company includes restaurants in the comparable restaurant base that have been in operation for at least full calendar 18 months prior to the start of the accounting period presented due to new restaurants experiencing a period of higher sales upon opening, including those temporarily closed for renovations during the year. For restaurants that were temporarily closed for renovations during the year, the Company makes fractional adjustments to sales such that sales are annualized in the associated period. Performance in comparable restaurant sales represents the percent change in sales from the same period in the prior year for the comparable restaurant base.

Average Unit Volumes (“AUVs”) consist of the average annual sales of all restaurants that have been open for 18 full calendar months or longer at the end of the fiscal year presented. AUVs are calculated by dividing (x) annual sales for the fiscal year presented for all such restaurants by (y) the total number of restaurants in that base. The Company makes fractional adjustments to sales for restaurants that were not open for the entire fiscal year presented (e.g., a restaurant is closed for renovation) to annualize sales for such associated period.

3 | Page

Non-GAAP Financial Measures

To supplement the financial statements presented in accordance with U.S. generally accepted accounting principles (“GAAP”), the Company presents certain financial measures, such as adjusted net income (loss), EBITDA, adjusted EBITDA, adjusted EBITDA margin, restaurant-level operating profit (loss) and restaurant-level operating profit (loss) margin (“non-GAAP measures”) that are not recognized under GAAP. These non-GAAP measures are intended as supplemental measures of its performance that are neither required by, nor presented in accordance with, GAAP. The Company is presenting these non-GAAP measures because the Company believes that they provide useful information to management and investors regarding certain financial and business trends relating to its financial condition and operating results. These measures also may not provide a complete understanding of the operating results of the Company as a whole and such measures should be reviewed in conjunction with its GAAP financial results. Additionally, the Company presents restaurant-level operating profit (loss) because it excludes the impact of general and administrative expenses which are not incurred at the restaurant-level. The Company also uses restaurant-level operating profit (loss) to measure operating performance and returns from opening new restaurants.

The Company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company’s financial measures with those of comparable companies, which may present similar non-GAAP financial measures to investors. However, you should be aware that restaurant-level operating profit (loss) and restaurant-level operating profit (loss) margin are financial measures which are not indicative of overall results for the Company, and restaurant-level operating profit (loss) and restaurant-level operating profit (loss) margin do not accrue directly to the benefit of stockholders because of corporate-level and certain other expenses excluded from such measures. In addition, you should be aware when evaluating these non-GAAP financial measures that in the future the Company may incur expenses similar to those excluded when calculating these measures. The Company’s presentation of these measures should not be construed as an inference that its future results will be unaffected by unusual or non-recurring items. The Company’s computation of these non-GAAP financial measures may not be comparable to other similarly titled measures computed by other companies, because all companies may not calculate these non-GAAP financial measures in the same fashion. Because of these limitations, these non-GAAP financial measures should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. The Company compensates for these limitations by relying primarily on its GAAP results and using these non-GAAP financial measures on a supplemental basis.

4 | Page

Forward-Looking Statements

Except for historical information contained herein, the statements in this press release or otherwise made by the Company’s management in connection with the subject matter of this press release are forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) and involve risks and uncertainties and are subject to change based on various important factors. This press release includes forward-looking statements that are based on management’s current estimates or expectations of future events or future results. These statements are not historical in nature and can generally be identified by such words as “target,” “may,” “might,” “will,” “objective,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “design,” “estimate,” “continue,” “predict,” “potential,” “plan,” “anticipate” or the negative of these terms, and similar expressions. Management’s expectations and assumptions regarding future results are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements included in this press release. These risks and uncertainties include but are not limited to: the Company’s ability to successfully maintain increases in our comparable restaurant sales; the Company’s ability to successfully execute our growth strategy and open new restaurants that are profitable; the Company’s ability to expand in existing and new markets; the Company’s projected growth in the number of its restaurants; macroeconomic conditions and other economic factors, including rising interest rates, the possibility of a recession and instability in financial markets; the Company’s ability to compete with many other restaurants; the Company’s reliance on vendors, suppliers and distributors, including its majority stockholder Kura Sushi, Inc.; changes in food and supply costs, including the impact of inflation and tariffs; concerns regarding food safety and foodborne illness; changes in consumer preferences and the level of acceptance of the Company’s restaurant concept in new markets; minimum wage increases and mandated employee benefits that could cause a significant increase in labor costs, as well as the impact of labor availability; the failure of the Company’s automated equipment or information technology systems or the breach of its network security; the loss of key members of the Company’s management team; the impact of governmental laws and regulations; volatility in the price of the Company’s common stock; and other risks and uncertainties as described in the Company’s filings with the Securities and Exchange Commission (“SEC”). These and other factors that could cause results to differ materially from those described in the forward-looking statements contained in this press release can be found in the Company’s other filings with the SEC. Undue reliance should not be placed on forward-looking statements, which are only current as of the date they are made. The Company assumes no obligation to update or revise its forward-looking statements, except as may be required by applicable law.

### #### ###

Investor Relations Contact:

Jeff Priester or Steven Boediarto

(657) 333-4010

investor@kurausa.com

5 | Page

Kura Sushi USA, Inc.

Statements of Operations and Comprehensive Income (Loss)

(in thousands, except per share amounts; unaudited)

	Three months ended August 31,		Twelve months ended August 31,
	2024	2023	2024	2023
Sales	$66,012	$54,929	$237,860	$187,429
Restaurant operating costs:
Food and beverage costs	18,818	16,191	69,509	56,631
Labor and related costs	20,517	15,796	75,926	56,547
Occupancy and related expenses	4,613	3,637	16,792	13,141
Depreciation and amortization expenses	3,068	2,113	11,362	7,422
Other costs	9,725	7,559	34,748	24,911
Total restaurant operating costs	56,741	45,296	208,337	158,652
General and administrative expenses	13,416	7,259	39,050	28,035
Depreciation and amortization expenses	107	145	425	410
Impairment of long-lived assets	1,553	—	1,553	—
Total operating expenses	71,817	52,700	249,365	187,097
Operating income (loss)	(5,805)	2,229	(11,505)	332
Other expense (income):
Interest expense	12	16	47	69
Interest income	(635)	(879)	(2,915)	(1,472)
Income (loss) before income taxes	(5,182)	3,092	(8,637)	1,735
Income tax expense	19	167	167	233
Net income (loss)	$(5,201)	$2,925	$(8,804)	$1,502
Net income (loss) per Class A and Class B shares
Basic	$(0.46)	$0.26	$(0.79)	$0.15
Diluted	$(0.46)	$0.25	$(0.79)	$0.14
Weighted average Class A and Class B shares outstanding
Basic	11,247	11,126	11,204	10,305
Diluted	11,247	11,500	11,204	10,640

Other comprehensive income (loss):
Unrealized gain (loss) on short-term investments	$—	$50	$(43)	$43
Comprehensive income (loss)	$(5,201)	$2,975	$(8,847)	$1,545

6 | Page

Kura Sushi USA, Inc.

Selected Balance Sheet Data and Selected Operating Data

(in thousands, except restaurants and percentages; unaudited)

	August 31, 2024	August 31, 2023
Selected Balance Sheet Data:
Cash and cash equivalents	$50,986	$69,697
Total assets	$328,522	$304,659
Total liabilities	$165,984	$140,018
Total stockholders’ equity	$162,538	$164,641

	Three months ended August 31,		Twelve months ended August 31,
	2024	2023	2024	2023
Selected Operating Data:
Restaurants at the end of period	64	50	64	50
Average unit volumes	N/A	N/A	$4,228	$4,281
Comparable restaurant sales performance	(3.1)%	6.5%	0.7%	9.5%
EBITDA	$(2,630)	$4,487	$282	$8,164
Adjusted EBITDA	$5,496	$6,277	$14,564	$14,342
Adjusted EBITDA margin	8.3%	11.4%	6.1%	7.7%
Operating income (loss)	$(5,805)	$2,229	$(11,505)	$332
Operating income (loss) margin	(8.8)%	4.1%	(4.8)%	0.2%
Restaurant-level operating profit	$13,829	$13,399	$47,703	$41,063
Restaurant-level operating profit margin	20.9%	24.4%	20.1%	21.9%

7 | Page

Kura Sushi USA, Inc.

Reconciliation of Net Income (Loss) and Net Income (Loss) Per Diluted Share to
Adjusted Net Income (Loss) and Adjusted Net Income (Loss) Per Diluted Share
(in thousands, except income (loss) per share amounts; unaudited)

	Three months ended August 31,		Twelve months ended August 31,
	2024	2023	2024	2023
Net income (loss)	$(5,201)	$2,925	$(8,804)	$1,502
Litigation(3)	4,683	—	5,450	—
Impairment of long-lived assets(5)	1,553	—	1,553	—
Adjusted net income (loss)	$1,035	$2,925	$(1,801)	$1,502
Net income (loss) per Class A and Class B diluted shares	$(0.46)	$0.25	$(0.79)	$0.14
Litigation(3)	0.41	—	0.49	—
Impairment of long-lived assets(5)	0.14	—	0.14	—
Adjusted net income (loss) per Class A and Class B diluted shares	$0.09	$0.25	$(0.16)	$0.14
Weighted average Class A and Class B shares outstanding
Diluted shares	11,247	11,500	11,204	10,640
Adjusted diluted shares	11,501	11,500	11,204	10,640

8 | Page

Kura Sushi USA, Inc.

Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA

(in thousands; unaudited)

	Three months ended August 31,		Twelve months ended August 31,
	2024	2023	2024	2023
Net income (loss)	$(5,201)	$2,925	$(8,804)	$1,502
Interest income, net	(623)	(863)	(2,868)	(1,403)
Income tax expense	19	167	167	233
Depreciation and amortization expenses	3,175	2,258	11,787	7,832
EBITDA	(2,630)	4,487	282	8,164
Stock-based compensation expense(1)	1,145	980	4,314	3,550
Non-cash lease expense(2)	745	810	2,965	2,628
Litigation(3)	4,683	—	5,450	—
Impairment of long-lived assets(5)	1,553	—	1,553	—
Adjusted EBITDA	$5,496	$6,277	$14,564	$14,342

9 | Page

Kura Sushi USA, Inc.

Reconciliation of Operating Income (Loss) to Restaurant-level Operating Profit

(in thousands; unaudited)

	Three months ended August 31,		Twelve months ended August 31,
	2024	2023	2024	2023
Operating income (loss)	$(5,805)	$2,229	$(11,505)	$332
Depreciation and amortization expenses	3,175	2,258	11,787	7,832
Stock-based compensation expense(1)	1,145	980	4,314	3,550
Pre-opening costs(4)	554	719	3,165	1,730
Non-cash lease expense(2)	745	810	2,965	2,628
Impairment of long-lived assets(5)	1,553	—	1,553	—
General and administrative expenses	13,416	7,259	39,050	28,035
Corporate-level stock-based compensation included in general and administrative expenses	(954)	(856)	(3,626)	(3,044)
Restaurant-level operating profit	$13,829	$13,399	$47,703	$41,063

(1)
Stock-based compensation expense includes non-cash stock-based compensation, which is comprised of restaurant-level stock-based compensation included in other costs and corporate-level stock-based compensation included in general and administrative expenses in the statements of operations and comprehensive income (loss).
(2)
Non-cash lease expense includes lease expense from the date of possession of restaurants that did not require cash outlay in the respective periods.
(3)
Litigation includes expenses related to legal claims or settlements.
(4)
Pre-opening costs consist of labor costs and travel expenses for new employees and trainers during the training period, recruitment fees, legal fees, cash-based lease expenses incurred between the date of possession and opening day of restaurants, and other related pre-opening costs.
(5)
Impairment of long-lived assets includes losses incurred due to the impairment of property and equipment on one underperforming restaurant location.

10 | Page